Exhibit 10.1

Investment Agreement between

Conbridge College of Business and Technology and Farvision Education Group Inc.

This Agreement is made on March 1, 2021.

Conbridge College of Business and Technology, a private vocational college, approved and registered by the Ontario Ministry of Colleges and Universities ("MCU") ("Conbridge") and Farvision Education Group Inc. a corporation incorporated under the federal laws of Canada ("Farvision").

7621531 Canada Inc. is the legal and beneficial owner of 100% of the common shares of Conbridge College of Business and Technology. Hang Jiang and Jiande Feng are the legal and beneficial owners of 100% of the ownership of 7621531 Canada Inc.

NOW, WHEREAS, Farvision desires to acquire from Hang Jiang and Jiande Feng (" J and F ") the 70%+10% share ownership interest of Conbridge College of Business and Technology for an aggregate amount of $80,000 Canadian dollars on the following terms and conditions, the following agreement is entered into':

1,   Conbridge College of Business and Technology has a good reputation in MCU and is eligible to receive DLI number.

2,    Conbridge College of Business and Technology is interested in partnering with a number of universities and public colleges in Canada/Ontario.

3,    Conbridge College of Business and Technology shall assist Farvision in negotiating and securing the above partnership relationships.

4,    Board of Directors: J and F shall nominate one director, while Farvision shall nominate four directors to the board: Ken Chan, Chairman, and Pauline Zhou, Vice Chairman.

5,    Executives: President: Janet Jiang, CEO: Ken Chan.

Other officials shall be appointed.

6,    Payment terms.

6.1 On the day of signing this investment agreement, Farvision shall pay a deposit of $40,000 Canadian dollars. After Conbridge receives the deposit, both parties shall go through the relevant procedures.

6.2 The parties agree to complete the equity transfer procedures by September 1, 2021, and Farvision shall pay the remaining $40,000 Canadian dollars within 3 days of the completion of the equity transfer.

7,    Term of this Investment Agreement: Effective from the date of signing until December 1, 2021.

8,    Board of Directors and consultants of Insight Education Group shall be paid by Farvision at no cost to Conbridge College of Business and Technology. Conbridge College of Business and Technology's operating costs are being paid 80 per cent by Farvision Education Group and 20 per cent by Hang Jiang and Jiande Feng.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date set forth above.

Conbridge College of Business and Technology	Farvision Education Group Inc.

/s/ signature illegible	/s/ signature illegible
[Handwritten signature]	[Handwritten signature]
Authorized Signatory	Authorized Signatory

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1 The source text has grammatical issues. This is the best effort translation.